UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2024

JOANN Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40204	46-1095540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 Darrow Road

Hudson, Ohio 44236

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (330) 656-2600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, on March 18, 2024, JOANN Inc. (the “Company” or “JOANN”) and certain of its subsidiaries (collectively with the Company, the “Company Parties” or the “Debtors”) commenced voluntary cases (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) under the provisions of chapter 11 of title 11 of the United States Code.

On April 25, 2024, the Bankruptcy Court entered an order, Docket No. 303 (the “Confirmation Order”), confirming the Debtors’ First Amended Prepackaged Joint Plan of Reorganization of JOANN Inc. and its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code (the “Plan”) that was previously filed with the Bankruptcy Court on April 23, 2024. A summary of the material terms of the Plan and related matters is contained in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 18, 2024.

On April 30, 2024 (the “Effective Date”), the Plan became effective and the Company emerged from the Chapter 11 Cases after completing a series of transactions through which, among other things, all issued and outstanding shares of JOANN’s common stock were canceled and extinguished without consideration.

The Company intends to terminate its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and continue as a private company.

Item 1.01	Entry into a Material Definitive Agreement.

Debtor-in-Possession Credit Agreement

On the Effective Date, the Company’s Senior Secured Super-Priority Debtor-in-Possession Term Loan Credit Agreement (the “DIP Facility”) matured and all outstanding loans thereunder (the “DIP Term Loans”) were converted into Exit Term Loans (as defined below).

New Exit Term Loan Credit Agreement

On the Effective Date, the Company Parties entered into an exit term loan credit agreement (the “Exit Term Loan Credit Agreement”) with the lenders under the DIP Facility (the “DIP Lenders”), providing for approximately $153.7 million aggregate principal amount of exit term loans comprised of converted DIP Term Loans in the same aggregate principal amount (plus accrued interest and fees payable in kind, if any) based on amounts outstanding under the DIP Facility on the Effective Date (the “Exit Term Loans”).

The Exit Term Loan Credit Agreement bears interest at a percentage per annum equal to SOFR plus 9.50% and matures on April 30, 2028. The loans under the Exit Term Loan Credit Agreement are secured by substantially all assets of the borrower and the guarantors (subject to customary exceptions), with a first-priority security interest on non-ABL assets and a second priority security interest on ABL assets.

The foregoing summary of the Exit Term Loan Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Exit Term Loan Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Amendment and Restatement of Existing Senior Secured Asset-Based Credit Facilities

On the Effective Date, in connection with the Exit Term Loan Credit Agreement, and pursuant to the terms of the Plan, the Company Parties also entered into a Second Amended and Restated Credit Agreement (the “Exit ABL Credit Agreement”), which amended and restated the Company’s existing Amended and Restated Credit Agreement, dated as of October 21, 2016, relating to the Company’s existing senior secured asset-based revolving credit facility and existing senior secured asset-based first-in last-out credit facility (the “Existing ABL/FILO Facilities” and as amended and restated by the Exit ABL Credit Agreement, the “Exit ABL/FILO Facilities”).

Among other things, the Exit ABL Credit Agreement (a) extends the maturity date of the Existing ABL/FILO Facilities to June 22, 2027, (b) increases the interest rate applicable to borrowings under the asset-based credit facility by 1.00% per annum, (c) makes certain changes to component defined terms used in calculating the borrowing base, (d) adds an excess availability financial covenant through May 4, 2025 and suspends the springing fixed charge coverage ratio financial covenant until May 4, 2025, and (e) makes certain other changes to the covenants.

The Exit ABL/FILO Facilities will continue to be secured by substantially all assets of the borrower and the guarantors (subject to customary exceptions), with a first-priority lien on working capital assets and a second lien on other assets.

The foregoing summary of the Exit ABL Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Exit ABL Credit Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 1.03	Bankruptcy or Receivership.

The information set forth in the Introductory Note and Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Upon the effectiveness of the Plan on the Effective Date, all previously issued and outstanding equity interests in the Company were cancelled and the Company issued an aggregate of 100,000,003 shares of common stock, par value $0.01 (the “New Common Stock”), to the Company’s new equityholders in accordance with the terms of the Plan, the Restructuring Transaction Steps Memorandum (as defined in the Plan), the Transaction Support Agreement (as defined in the Plan) and certain other agreements.

The issuance of the shares of common stock described above was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 1145 of the Bankruptcy Code (which generally exempts from such registration requirements the issuance of securities under a plan of reorganization).

Item 3.03	Material Modifications to Rights of Security Holders.

The information set forth in the Introductory Note and Items 1.01 and 3.02 of this Current Report is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

Pursuant to the terms of the Plan, all of the directors of the board of directors of JOANN (the “Board”) then serving resigned effective as of the Effective Date from their roles as directors of JOANN (and any committees of the Board thereof) (collectively, the “Director Resignations”), including: (1) Anne Mehlman; (2) Darrell Webb; (3) Lily Chang; (4) Marybeth Hays; (5) Brian Coleman; and (6) Pamela Corrie.

None of the directors resigned as a result of any disagreement with JOANN on any matter relating to its operations, policies or practices.

Appointment of Directors

On the Effective Date and immediately following the Director Resignations, the following individuals were appointed directors of JOANN: (1) Darrell Horn; (2) Bill Wall; and (3) James Kim.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Upon the effectiveness of the Plan on the Effective Date, the Company adopted an Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.

Capital Stock. The Company’s authorized capital stock consists of 201,000,000 shares, consisting of 200,000,000 shares of New Common Stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share.

Dividends. The holders of shares of New Common Stock will be entitled to dividends, if any, in the amounts and at the times declared by the Company’s Board in its discretion out of any assets or funds of the Company legally available for the payment of dividends.

Voting. Each holder of shares of the New Common Stock is entitled to one vote for each share of the New Common Stock on all matters presented to the stockholders of the Company, including the election of directors. Each director will be elected by a plurality vote. All other matters at a meeting of stockholder where a quorum exists will be approved by the affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) on such matter. Stockholder may act by written consent in lieu of a meeting.

Amendment of the Amended and Restated Bylaws. The Amended and Restated Bylaws grant stockholders the power to adopt, amend and repeal the Amended and Restated Bylaws on the affirmative vote of shareholders owning a majority of the total voting power entitled to vote on in an election of directors.

Board of Directors. The Board of Directors will consist of such number determined from time to time by resolution of the Board. On the Effective Date, the Board consisted of three members.

The Amended and Restated Bylaws provide that any action required or permitted to be taken by the Board at a duly called meeting may be taken by the unanimous written consent of the Board.

Limitation of Liability and Indemnification of Officers and Directors. The Amended and Restated Certificate of Incorporation provides that no director shall be personally liable to the Company or the stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. The Amended and Restated Certificate of Incorporation provides for mandatory indemnification of the Company’s directors and requires the mandatory advancement of expenses and coverage of amounts paid in settlement without the approval of the Company.

Business Combination Under Delaware Law. The Company has expressly elected not to be governed by Section 203 of the DGCL in the Amended and Restated Certificate of Incorporation, which governs business combinations with interested stockholders.

Exclusive Forum. The Amended and Restated Certificate of Incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery shall not have jurisdiction, another state or federal court located within the state of Delaware) will be, to the fullest extent permitted by law, the exclusive forum for (i) any derivative action or proceeding brought on the Company’s behalf, (ii) any action asserting a breach of fiduciary duty, (iii) any action asserting a claim arising pursuant to the DGCL, the Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws, or (iv) any action asserting a claim against the Company or any director or officer or other employee of the Company that is governed by the internal affairs doctrine. Any person or entity purchasing or otherwise holding any interest in shares of capital stock of the Company will be deemed to have notice of and consented to the foregoing forum selection provisions.

The foregoing summary of the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, which are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

In connection with its emergence from the Chapter 11 Cases, JOANN issued a press release on the Effective Date, a copy of which is furnished as Exhibit 99.1 to this Current Report and incorporated by reference herein.

The information contained in this Item 7.01, including Exhibit 99.1, shall be deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.

10.1	Exit Term Loan Credit Agreement, dated as of April 30, 2024, by and among the Company and the other parties thereto.

10.2	Second Amended and Restated Credit Agreement, dated as of April 30, 2024, by and among the Company and the other parties thereto.

99.1	Press Release.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOANN INC.

Dated: April 30, 2024

	By:	/s/ Scott Sekella
	Name:	Scott Sekella
	Title:	Executive Vice President, Chief Financial Officer and Member, Interim Office of the Chief Executive Officer